                                                                EXHIBIT 3.1(ii)



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    CREDENTIALS SERVICES INTERNATIONAL, INC.

                         Pursuant to Section 245 of the
                      General Corporation Law of Delaware



                 Credentials Services International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                 1. The name of the Corporation is Credentials Services International, Inc.

                 2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 20, 1993. The name under which the Corporation was initially incorporated was Lincolnshire Broadcasting, Inc.

                 3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Credentials Services International, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                 4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, as amended, of the State of Delaware (the "GCL") by the Board of Directors and by the written consent of the stockholders of the Corporation in accordance with Section 228 of the GCL.

                 5. The effective time of the Amended and Restated Certificate of Incorporation and of the amendments herein certified shall be November 21, 1997.

                 6. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time read in its entirety as follows:

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    CREDENTIALS SERVICES INTERNATIONAL, INC.

                         Pursuant to Section 245 of the
                      General Corporation Law of Delaware

                 FIRST: The name of the Corporation is Credentials Services International, Inc. (hereinafter the "Corporation").

                 SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law, as amended, of the State of Delaware (the "GCL"), as set forth in Title 8 of the Delaware Code.

                 FOURTH: The Corporation is to have perpetual existence.

                 FIFTH: (a) The total number of shares of capital stock which the Corporation has authority to issue is Twenty Five Million (25,000,000) shares, consisting of:

                 (1) Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock");

                 (2) Five Million (5,000,000) shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"); and

                 (b) The following is a statement of the designations, preferences and relative, participating, optional and other special rights, and qualifications, or restrictions thereof in respect of each class of stock of the Corporation.

         (1)   Common Stock

         A. Changes in Number of Shares. Each share of Common Stock of the Corporation issued and outstanding or held in the treasury of the Corporation immediately prior to the effective time of this Amended and Restated Certificate of Incorporation, is changed into 214.4517 fully paid and nonassessable shares of Common Stock, par value $.01 per share, and at the close of business on such date, each holder of record of Common Stock shall, without further action, be and become the holder of 213.4517 additional share(s) of Common Stock for each share of Common Stock held of record immediately prior thereto. At the effective time of this Amended and Restated Certificate of Incorporation, each certificate representing shares of Common Stock outstanding or held in the treasury of the Corporation immediately prior to such time shall continue to represent the same number of shares of common stock and as promptly as practicable thereafter, the Corporation shall issue and cause to be delivered to each holder of record of shares of Common Stock at the close of business on such date one or more additional certificate(s) representing 213.4517 additional shares of Common Stock for each share of Common Stock held of record immediately prior thereto.

                 B. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

                 C. Dividend Rights. Subject to provisions of law and of this Amended and Restated Certificate of Incorporation, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                 D. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock of any series shall be entitled upon Liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

                 (2)   Preferred Stock

                 A.       Reclassification and Change in Number of Authorized
Shares:

                          (i) Each authorized share of "Series A Cumulative Preferred Stock", par value $.10 per share, is reclassified as "Preferred Stock", par value $.10 per share; and

                          (ii) the authorized number of shares of Preferred Stock, par value $.10 per share, is increased from 2,000 shares to 5,000,000 shares.

                 B.       Preferred Stock.   Shares of Preferred Stock may be
issued from time to time in one or more series. Subject to the limitations set forth in this Amended and Restated Certificate of Incorporation and any limitations prescribed by the law of the State of Delaware, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series, the number of shares included in such series and the designation, relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but (except as otherwise provided in the proviso to section (b)(2)(B)(v) of this Article FIFTH) not in limitation of the powers conferred on the Board of Directors thereby and by the law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

                 (i) the distinctive designation of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                 (ii) the rate and time at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative, or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

                 (iii) the right, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                 (iv) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

                 (v) the voting powers, if any, of the holders of shares of such series which may, without limiting the generality of the foregoing, include (A) the general right to one vote (or more or less than one vote) per share on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class and (B) the limited right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock; provided, however, that notwithstanding the provisions of the preceding subclause (B) or any other provisions of this paragraph (b) to the contrary, the holders of Preferred Stock, considered in the aggregate (whether voting by individual series or together with other series of Preferred Stock or together with all series of Preferred Stock as a class), shall not have the right to a separate class vote for the election of one or more directors of the Corporation except in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock and, in such event, shall not have the right to a separate class vote for more than a total of two directors;

                 (vi) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount which the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                 (vii) the limitations, if any, applicable while shares of such series are outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

                 (viii) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                 (ix) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

         in each case, so far as not inconsistent with the provision of this Amended and Restated Certificate of Incorporation or the GCL. Unless otherwise provided by the Board of Directors, all shares of Preferred Stock shall be identical and of equal rank and, unless otherwise provided by the Board of Directors, all shares of each series of Preferred Stock shall be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.

                 B. As used in this Amended and Restated Certificate of Incorporation, the term "Full Voting Preferred Stock" shall mean Preferred Stock of any one or more series the holders of which shall be entitled to vote on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class.

                 SIXTH:   In determining the number of the record holders of
outstanding shares of any class of stock of the Corporation for the purpose of computing or determining the method of computing the vote or determining the right to vote at any meeting of stockholders or of a class of stockholders, the original stock ledger of the Corporation as at the close of business on the record date fixed for such meeting or, if the stock transfer books of the Corporation shall have been closed for a period immediately preceding the date of such meeting, then as at the close of business on the date as of which such stock transfer books were so closed, shall be conclusive for all purposes, and in determining the number of the record holders of outstanding shares of any class of stock of the Corporation for any other purpose, the original stock ledger of the Corporation as at the close of business on the date as of which the determination is being made, shall be conclusive for all purposes; all notwithstanding any other provision of this Amended and Restated Certificate of Incorporation.

                 SEVENTH: (a) Subject to any rights of holders of any outstanding preferred stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time as provided in the By-laws of the Corporation.

                 (b) Commencing with the annual election of directors at the first annual meeting of stockholders held after the date hereof, the directors shall be divided into three classes. Membership in such classes shall be as nearly equal in number as possible, given the total number of authorized directors. The term of office of directors of the first class elected at the first such annual meeting of stockholders (or special meeting of stockholders held in lieu thereof) after the date hereof shall expire at the first annual meeting of stockholders held after their election. The term of office of directors of the second class elected at such first annual meeting of stockholders shall expire at the second annual meeting of stockholders held after their election. The term of office of directors of the third class elected at such first annual meeting of stockholders shall expire at the third annual meeting of stockholders held after their election. At the annual election at each annual meeting of stockholders held after such first annual meeting of stockholders the successors to the class of directors whose terms expire in that year shall be elected to serve for terms of three years, so that the terms of office of one class of direcors shall expire in each year. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. All references in this paragraph (b) to annual meetings of stockholders shall be deemed to include special meetings of stockholders held in lieu thereof.

                 (c) Subject to any rights of holders of Preferred Stock of any series, and unless the Corporation's Board of Directors otherwise determines, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director. Except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Corporation.

                 EIGHTH: (a) The Board of Directors shall have power without the assent or vote of the stockholders:

                          (1) To make, alter or repeal the By-laws of the Corporation; to fix and vary the amount of shares to be reserved for any proper purpose; to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish the same in the manner in which it was created; to fix and determine and to vary the amount of the working capital of the Corporation; to determine the use and disposition of the working capital and of any surplus or net profits over and above the capital of the Corporation determined as provided by law, and to fix the times for the declaration and payment of dividends; to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation; and to fix and determine the fees and other compensation to be paid by the Corporation to its directors;

                          (2) To determine from time to time whether, and to what extent, times and places, and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors; and

                          (3) To make donations for the public welfare or for charitable, scientific or educational purposes; and to cause the Corporation to cooperate with other corporations or with natural persons, or to act alone, in the creation and maintenance of community funds or charitable, scientific, or educational instrumentalities, and to make donations for the public welfare or for charitable, scientific, or educational purposes.


                 (b) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any other meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                 (c) In addition to the power and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-laws from time to time made by the stockholders; provided, however, that no By-laws so made shall invalidate any prior act of the directors which would have been valid if such By-law had not been made.

                 NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permited by Section 102(b)(7) of the GCL. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                 TENTH: (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to paragraph (b) of this

Article TENTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (a) of Article TENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (a) of Article TENTH or otherwise.

                 (b) If a claim which the Corporation is obligated to pay under paragraph (a) of this Article TENTH is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 (c) The provisions of this Article TENTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Article TENTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                 (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                 (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

                 (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                 ELEVENTH:   Every asserted right of action by or on behalf of
the Corporation or by or on behalf of any stockholder against any past, present or future member of the Board of Directors, or any committee thereof, or against any officer or employee of the Corporation or any subsidiary thereof, arising out of or in connection with any bonus, supplemental compensation, stock investment, stock options or other plan or plans for the benefit of any employee, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such director, member, officer or employee, shall cease and be barred upon the expiration of three years from the later of the following dates: (a) the date of any alleged act or omission in respect of which such right of action may be asserted to have arisen, or (b) the date upon which the Corporation shall have made generally available to its stockholders information with respect to, as the case may be, the aggregate amount credited for a fiscal year to a bonus or supplemental compensation reserve, or the aggregate amount of awards in a fiscal year of bonuses or supplemental compensation, or the aggregate amount of stock optioned or made available for purchase during a fiscal year, or the aggregate amount expended by the Corporation during a fiscal year in connection with any other plan for the benefit of such employees, to all or any part of which such asserted right of action may relate; and every asserted right of action by or on behalf of any employee, past, present or future, or any spouse, child, or legal representative thereof, against the Corporation or any subsidiary thereof arising out of or in connection with any such plan, irrespective of the place where such asserted right of action may arise or be asserted, shall cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action shall be asserted to have arisen.

                 TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                 THIRTEENTH:   The By-Laws of the Corporation may be altered,
amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting of the Board of Directors or stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II of the By-laws), as the case may be. All such amendments must be approved by the affirmative vote of the holders of not less than a majority of the total voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders), or by the affirmative vote of directors constituting not less than a majority of the entire Board of Directors (if effected by action of the Board of Directors).

                 FOURTEENTH: The Corporation reserves the right to rescind, amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 FIFTEENTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.

                 SIXTEENTH: Wherever a term shall be used in the singular in this Amended and Restated Certificate of Incorporation, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.



                 IN WITNESS WHEREOF, Credentials Services International, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by David C. Thompson, its President and Chief Executive Officer, and attested to by Allan D.L. Weinstein, its Secretary, this 21st day of November, 1997.


                                               CREDENTIALS SERVICES
                                               INTERNATIONAL, INC.




                                               By: /s/
                                                  ----------------------------
                                                   NAME: David C. Thompson
                                                   ITS:  President and CEO
ATTEST:



By: /s/
   ----------------------------
    NAME: Allan D.L. Weinstein
    ITS:  Secretary